UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐  Soliciting Material Pursuant to Section 240.14a-2

NAPCO SECURITY TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NAPCO SECURITY TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 8, 2020

Dear Fellow Stockholder:

The Annual Meeting of the Stockholders of NAPCO Security Technologies, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices at 333 Bayview Avenue, Amityville, New York, on December 8, 2020, at 12:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	Election of two directors to serve for a term of three years and until their respective successors are elected and qualified;

2.	Ratification of the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accountants for fiscal 2021; and

3.	Transaction of such other business as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record at the close of business on October 30, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

By order of the Board of Directors,

Richard L. Soloway, Secretary

November 2, 2020

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To be Held on December 8, 2020

Copies of this proxy statement, form of proxy card and our 2020 annual report are available at www.napcosecurity.com/2020annualmeeting.pdf. The Board recommends a vote FOR the nominated slate of directors (see page 3); and FOR the ratification of Baker Tilly Virchow Krause, LLP as the independent registered public accountants for fiscal 2021.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE
MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO
COMPLETE, SIGN AND MAIL THE
ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue

Amityville, New York 11701

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 8, 2020

INFORMATION CONCERNING THE SOLICITATION

This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share (“Common Stock”), of NAPCO Security Technologies, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders, to be held on December 8, 2020, and at any adjournment thereof (the “Meeting”), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company’s office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy will first be mailed to the stockholders on or about November 4, 2020. A copy of the 2020 Annual Report of the Company, including financial statements, is being mailed herewith.

Only stockholders of record at the close of business on October 30, 2020 (the “Record Date”) are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 18,347,351 shares of Common Stock. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting.

On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Item 2 must be approved by a majority of votes cast on the matter by the holders of the shares present at the Meeting and entitled to vote on such matter. A properly executed proxy marked “ABSTAIN” with respect to Item 2 will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have no effect on the vote for Item 2.

If you are a record holder of shares and do not specify on your proxy card how you want to vote your shares, we will vote them “FOR” the election of all nominees for director as set forth under “Election of Nominees for Directors” below, and “FOR” the ratification of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accountants for fiscal 2021.

If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Under stock exchange rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Uninstructed brokers have discretionary voting power as to ratification of Baker Tilly Virchow Krause, LLP as our independent registered public accountants (Item 2), which is considered a routine matter. Uninstructed brokers do not have discretionary voting power as to election of the two nominees for director (Item 1), which is considered a non-routine matter. A bank or brokerage firm may not vote your shares with respect to the non-routine matters if you have not provided instructions. This is called a “broker non-vote.”

THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE

AND RETURN THE ENCLOSED PROXY CARD.

Item 1: Election of Directors

The Board of Directors is divided into three classes. At the upcoming Annual Meeting, one class will stand for election for the term ending at the Annual Meeting of Stockholders following Fiscal Year 2023. The terms of the other two classes of continuing directors expire at the Annual Meetings of Stockholders after fiscal year end 2021 and 2022, respectively.

Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Andrew J. Wilder and Robert A. Ungar, currently directors, who have been recommended for nomination by the Nominating Committee of the Board of Directors and nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders after fiscal year end 2023 and until his successor is elected and qualified.

Each of Messrs. Wilder and Ungar has consented to serve if reelected. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

The names of, and certain information concerning, the nominees and the continuing directors are set forth below. Also set forth below is a description of the experience, qualifications, attributes or skills that caused the Nominating Committee and Board of Directors to determine that the person should serve as one of our directors.

Name and Age	Principal Occupation	Director Since
Nominees for Election to serve until Annual Meeting of Stockholders following Fiscal Year 2023:

Andrew J. Wilder (69)	Partner of GR Reid Associates LLP, independent certified public accountants.	1995

Robert A. Ungar (65)	President of Robert A. Ungar Associates, Inc., lobbying, media and public relations services in public-sector areas including fire service, EMS and Public Safety	2020

Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2021:

Paul Stephen Beeber (76)	Licensed Attorney in New York State.	2004

Rick Lazio (62)	Licensed Attorney. Senior Vice President of alliantgroup, LP since 2011, an international provider of specialty tax consulting services. Since 2019, Senior Vice President of Alliant Cybersecurity, a subsidiary of alliantgroup LP, that provides advisory services to businesses to protect against cyberattacks. Since 2012, Special Counsel to Jones Walker, LLP, a law firm of nearly 400 attorneys with offices throughout the United States. Former member of the United States House of Representatives from New York.	2020

Donna A. Soloway (72)	Columnist for SDM (Security Distribution and Marketing) magazine; member of the Board of Directors of the Alliance of the Guardian Angels; member of the Board of Directors of Lifeline. Ms. Soloway is the wife of Richard L. Soloway, the Chairman and President of the Company.	2001

Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2022:

Richard L. Soloway (74)	Chairman of the Board of Directors, CEO, President and Secretary of the Company.	1972

Kevin S. Buchel (67)	Senior Vice President of Operations and Finance, CFO, and Treasurer of the Company.	1998

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF MESSRS. WILDER AND UNGAR

Nominees

Mr. Wilder has been a partner of GR Reid Associates, LLP and its predecessor firm, independent certified public accountants, since 1990.

The Company believes Mr. Wilder’s qualifications to serve as a director include extensive experience in finance and financial reporting and his corporate governance experience. Our Board of Directors has determined that Mr. Wilder is an audit committee financial expert.

Mr. Ungar is the President of Robert A. Ungar Associates, Inc., Lobbying, Media and Public Relations Services.

The Company believes that Mr. Ungar’s qualifications to serve as a director include his diverse experience as an entrepreneur, his experience with various government departments, his experience as a lawyer, as well as his experience with the fire service industry.

Continuing Directors

Mr. Soloway has been the Company’s Chairman of the Board of Directors since October 1981, President and CEO since 1998, and Secretary since 1975.

The Company believes Mr. Soloway’s qualifications to serve as a director include his over forty years’ experience in the security industry and his broad knowledge and understanding of the Company and its operations derived from his thirty-nine year service as its Chairman and twenty-two year service as its President and CEO.

Mr. Buchel has been CFO and Senior Vice President of Operations and Finance since April 1995 and Treasurer since May 1998.

The Company believes Mr. Buchel’s qualifications to serve as a director include his understanding of the Company and its operations derived from twenty-five years as our CFO and Senior Vice President of Operations and Finance and twenty-two years as Treasurer.

Mr. Beeber has been a Licensed Attorney in New York State since 1970, focusing on elder law, estate planning and real estate.

The Company believes Mr. Beeber provides practical and legal guidance, insight and perspective with regard to the operations and strategies of the Company and has a deep understanding of the Company as well as of its customer and supplier agreements.

Ms. Soloway has been a columnist for several security industry publications since 1992 including Security Dealer and Security Distribution and Marketing (SDM). She also has served on the Board of Directors for the Security Industry Association (SIA) and several of its committees including the Show Planning Committee, the Awards Committee and the SAINTS Committee (Safety, Awareness and Independent through Security). She is currently a board member of Lifeline as well as the Alliance of the Guardian Angels.

The Company believes Ms. Soloway brings significant experience and knowledge of the security industry, specifically in the areas of customer relations, marketing and sales management.

Mr. Lazio is a licensed attorney. From 2011 to the present, Mr. Lazio has been a senior Vice President of alliantgroup, LP, an international provider of specialty tax consulting services. He has also served since January 2019 as Senior Vice President of Alliant Cybersecurity, a subsidiary of alliantgroup LP, which provides advisory services to protect businesses from the risks associated with cyberattacks. Mr. Lazio has also been Special Counsel to Jones Walker, LLP, a law firm with nearly 400 attorneys in 20 offices throughout the United States.

The Company believes that Mr. Lazio's qualifications to serve as a director include his diverse background including his eight years in the US House of Representatives, where he served on the Budget, Banking and Commerce Committees and had joint jurisdiction over all financial services issues. In addition Mr. Lazio, as the Senior VP of alliantgroup LLP, provides expertise in specialty tax consulting as well as consulting with regard to Cybersecurity.

Other Directorships

During the past five years, none of the directors or nominees has been a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Directors

The Board currently consists of seven directors, four of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent as defined by the applicable NASDAQ Listing Standards. The four independent directors are Paul Stephen Beeber, Rick Lazio, Robert A. Ungar and Andrew J. Wilder.

Board Leadership Structure

The Board does not have a policy as to whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice on the leadership structure of the Board from time to time in any manner that is in the best interests of the Company and its stockholders. Currently, and since 1998, Mr. Soloway has served as the Chairman of the Board, CEO and President.

The Board of Directors has not elected a Lead Independent Director.

Board Oversight of Risk

The Company faces a variety of risks including strategic and operational risks, financial and liquidity risks, compliance risks and financial reporting risks. The Board exercises its oversight of the Company’s risks through regular reports to the Board from the Chief Executive Officer, and other members of management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies.

In addition, the Board oversees risk through oversight by the Audit Committee. The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s financial risk exposures and the steps management has taken to monitor and control its risks.

Board Structure and Committee Composition

The Board maintains three standing committees: Audit, Compensation, and Nominating. Each Committee is composed entirely of independent directors as defined in the applicable NASDAQ Listing Standards.

During fiscal 2020, the Board held nine meetings. Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member.

Directors are expected to attend the Company’s annual meetings of stockholders. Only Messrs. Soloway and Buchel attended the last annual meeting of stockholders on May 21, 2020 in person; the other directors were available by phone.

NAPCO maintains an “Investors” section on its website, www.napcosecurity.com, setting forth the Company’s committee charters for the Audit, Compensation and Nominating Committees.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company’s independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s independent auditor’s qualifications and independence, and (3) the performance of the Company’s internal audit function and independent auditors. In addition, the Committee renders its report for inclusion in the Company’s annual proxy statement.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held seven meetings in fiscal year 2020. The current members of the Audit Committee are Andrew J. Wilder (Chairman), Paul Stephen Beeber and Robert A. Ungar, each of whom meets the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Andrew Wilder is an audit committee financial expert.

The report of the Audit Committee is included in this proxy statement on page 11.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee determines the compensation of the Company’s Chief Executive Officer and the other named executive officers. The Chief Executive Officer makes recommendations on our executive compensation program and the compensation of our named executive officers. In addition, the Committee determines individuals to be granted options under the 2012 Employee Stock Option Plan, the number of options awarded and the term of the options and interprets provisions of such plan.

The current members of the Compensation Committee are Paul Beeber (Chairman), Andrew J. Wilder, and Rick Lazio, each of whom meets the NASDAQ Listing Standards for independence for Compensation Committee members

The Compensation Committee held three meetings in Fiscal Year 2020.

The Chief Executive Officer typically attends meetings of the Committee. The Committee’s process includes executive sessions where the Committee meets without the presence of the Chief Executive Officer. Neither the Committee nor the Company has engaged a compensation consultant.

Compensation Committee Interlocks and Insider Participation

During Fiscal Year 2020, Messrs. Blaustein, Wilder and, as of August 29, 2019, Beeber served as members of our Compensation Committee. No member of the Compensation Committee was an employee or officer of the Company during Fiscal Year 2020, a former officer of the Company, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as a member of the Board of Directors or committee thereof of any other entity.

Nominating Committee

The Nominating Committee reviews and makes recommendation to the Board regarding potential candidates for nomination as director.

The Nominating Committee held two meetings in fiscal year 2020. The current members of the Nominating Committee are Robert Ungar (Chairman), Andrew J. Wilder and Rick Lazio.

Director Nomination Process

In connection with the director selection and nomination process, the Nominating Committee reviews the composition of the Board as a whole and considers the experience, mix of skills and other qualities necessary to assure appropriate Board composition, taking into account the current Board members and specific needs of the Company and the Board. The Nominating Committee considers the requirement that at least a majority of the Board members be independent as required by applicable laws and regulations and also considers any specific expertise necessary for members of Board committees.

The Nominating Committee has adopted a process as follows. It will consider candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. Potential candidates will be screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures will apply to all candidates for director nomination, including candidates submitted by stockholders.

The Company’s general criteria for the nomination of director candidates, include the following:

- the candidates’ personal and professional ethics, integrity and values,

- mature judgment,

- management, accounting or finance, industry and technical knowledge,

- demonstrated skills in his/her area of present or past professional or business responsibility,

- an ability to work effectively with others,

- sufficient time to devote to the affairs of the Company and

- freedom from conflicts of interest.

The Nominating Committee and the Board seek to identify nominees for election to the Board who, taken together, create a Board with the collective knowledge and experience, derived from the skills and experience of its individual members in a variety of areas that are important to the Company, including industry knowledge and experience, executive management, finance and strategic planning. The information as to each director set forth above on pages 4-6 includes a description of the experience, qualification, attributes or skills that were considered by the Nominating Committee and Board to determine that the individual nominee should serve as a director of the Company.

The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.

Stockholder Nominees

The Nominating Committee will consider nominations submitted by stockholders. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair - Nominating Committee

NAPCO Security Technologies, Inc.

333 Bayview Ave.

Amityville, NY 11701

Attention: Secretary

Communications with the Board

You can contact any Director by writing to such Director:

c/o NAPCO Security Technologies, Inc.

333 Bayview Ave.

Amityville, NY 11701

Attention: Secretary

The Secretary will promptly forward any communication unaltered to the Director.

Policy With Respect to Related Person Transactions

It is the Company’s policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect interest unless approved by the Audit Committee of the Board of Directors, other than

1.	transactions available to all employees;
2.	transactions involving compensation or business expense reimbursement approved by the Compensation Committee or by disinterested members of the Board of Directors; or
3.	transactions involving less than $120,000 when aggregated with all similar transactions.

Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available at the Company’s website, www.napcosecurity.com, under the “Investors” caption.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and representatives of Baker Tilly Virchow Krause, LLP (“Baker Tilly”);

2.	The Audit Committee has discussed with Baker Tilly the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

3.	The Audit Committee has received from Baker Tilly the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communication with the Audit Committee concerning independence, and has discussed with Baker Tilly, Baker Tilly’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2020 filed with the Securities and Exchange Commission.

The Audit Committee:

Andrew J. Wilder, Chairman
Paul Stephen Beeber
Robert A. Ungar

COMPENSATION OF DIRECTORS

The total fiscal year 2020 compensation of non-employee Directors is shown in the following table.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Paul Stephen Beeber	$38,000	$59,080	--	$97,080
Randy B. Blaustein	$38,000	$59,080	$68,000	$165,080
Donna A. Soloway	$34,000	$59,080	--	$93,080
Andrew J. Wilder	$42,000	$59,080	--	$101,080
Robert A. Ungar	$10,000	$15,528	--	$25,528

(1)	Each director who is not an employee receives a fee for each Board of Directors meeting. Mr. Wilder, as Chairman of the Audit Committee, receives $11,000 for each meeting. Ms. Soloway is not a member of any committee and receives $9,000 for each meeting. All other directors, as members of the various committees, receive $10,000 for each meeting.

(2)	Amounts reflect the share-based compensation expense recognized by the Company in the year ended June 30, 2020, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended June 30, 2020.

At June 30, 2020, each of Ms. Soloway and Mr. Wilder held outstanding options to purchase 13,550 shares of Common Stock of the Company, of which 3,750 were vested at June 30, 2020. At June 30, 2020, Mr. Beeber held outstanding options to purchase12,750 shares of Common Stock of the Company, of which 2,950 were vested at June 30, 2020. At June 30, 2020, Mr. Blaustein held outstanding options to purchase 16,550 shares of Common Stock of the Company, of which 6,750 were vested at June 30, 2020. At June 30, 2020, Mr. Ungar held outstanding options to purchase 4,000 shares of common stock of which 800 were vested.

(3)	During the fiscal year ended June 30, 2020, the Company retained Mr. Blaustein as special counsel for certain general business and tax related matters. Fees for such services were $68,000. Mr. Blaustein resigned as Director of the Company effective July 30, 2020.

DELINQUENT SECTION 16(a) REPORTS

Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 (“reporting person”), failed to file on a timely basis one or more reports during such fiscal year except as follows: Paul Beeber, a director, filed one late Form 4 reporting the award of options to purchase 3,750 shares of Common Stock of the Company. Randy Blaustein, a director, filed one late Form 4 reporting the award of options to purchase 3,750 shares of Common Stock of the Company. Michael Carrieri, an officer, filed one late Form 4 reporting the award of options to purchase 4,000 shares of Common Stock of the Company. Kevin S. Buchel, an officer, filed one late Form 4 reporting the sale of 10,006 shares of Common Stock of the Company. Donna Soloway, a director, filed one late Form 4 reporting the award of options to purchase 3,750 shares of Common Stock of the Company. Stephen Spinelli, an officer, filed one late Form 4 reporting the award of options to purchase 3,750 shares of Common Stock of the Company. Robert Ungar, a director, filed one late Form 4 reporting the award of options to purchase 4,000 shares of Common Stock of the Company. Andrew Wilder, a director, filed two late Form 4’s, one reporting the award of options to purchase 4,000 shares of Common Stock of the Company, and the second reporting a cashless exercise of 8,200 Incentive Stock Options whereby 2,704 shares were exchanged as payment for such options, netting an increase of 5,496 shares and the transfer of 31,898 shares to his accounting partner pursuant to a pre-existing arrangement. Mr. Wilder did not receive any cash or measurable consideration for such transfer.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. The Company has adopted a Code of Ethics for directors and employees, including its executive officers. There are no family relationships between any director or officer of the Company, except Richard L. Soloway and Donna A. Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, and the period during which they have served in these positions.

Name and Age	Position and Office with the Company, Term of Office and Five-Year Employment History
Richard L. Soloway (74)	Chairman of the Board of Directors since October 1981; President and CEO since 1998; and Secretary since 1975.
Kevin S. Buchel (67)	Senior Vice President of Operations and Finance and CFO since April 1995; Treasurer since May 1998.
Michael Carrieri (62)	Senior Vice President of Engineering Development since May 2000; Vice President of Engineering Development from September 1999 to May 2000.
Stephen M. Spinelli (50)	Senior Vice President of Sales since April 2020; from January 2015-April 2020, a director of sales for Nortek Security and Control, LLC (formerly Linear, LLC).

EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth compensation information for our Chief Executive Officer and our two most highly compensated executive officers during fiscal years 2020 and 2019 of the Company.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Richard L. Soloway, (3) Chairman of the Board of	2020	790,045	199,500	82,155	63,672	1,135,371
Directors, CEO, President and Secretary	2019	761,104	285,810	25,724	81,265	1,153,903
Kevin S. Buchel, (4) Senior Vice President of	2020	369,198	70,000	86,242	14,386	539,826
Operations and Finance, CFO and Treasurer	2019	316,657	100,000	16,039	13,751	446,447
Michael Carrieri, Senior Vice President of	2020	329,568	70,000	47,422	12,991	459,981
Engineering Development	2019	308,903	100,000	16,039	11,659	436,601

(1)	Amounts reflect compensation granted under discretionary bonus arrangements with each officer based on year over year increases in net sales for each of the fiscal years shown.

(2)	Amounts reflect the share-based compensation expense recognized by the Company in the fiscal years ended June 30, 2020 and June 30, 2019, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended June 30, 2020.

(3)	All other compensation for Mr. Soloway for fiscal 2020 included payment of health and life insurance premiums of $33,626 and automobile expenses of $29,897. All other compensation for Mr. Soloway for fiscal 2019 includes payment of health and life insurance premiums of $29,919 and automobile expenses of $49,379.

(4)	All other compensation for Messrs. Buchel and Carrieri includes payment of life insurance premiums and automobile expenses.

Outstanding Equity Awards at Fiscal Year-End

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable		Option Exercise Price ($)	Option Expiration Date
Richard L. Soloway	1,000	2,000	(1)	9.625	12/14/27
	3,200	4,800	(2)	16.160	10/1/28
	1,600	6,400	(3)	33.590	10/27/29

Kevin S. Buchel	--	2,000	(1)	8.750	12/14/27
	--	2,400	(4)	14.690	10/1/28
	2,000	8,000	(5)	23.350	2/11/2030

Michael Carrieri	1,000	--		4.370	10/19/24
	3,000	2,000	(1)	8.750	12/14/27
	1,600	2,400	(4)	14.690	10/1/28
	800	3,200	(3)	30.540	10/27/29

(1)	Options as to 1,000 shares vest on December 15 in each of 2020 and 2021.

(2)	Options as to 1,600 shares vest on October 2 in each of 2020, 2021 and 2022.

(3)	Options as to 1,600 shares vest on October 28 in each of 2020, 2021, 2022 and 2023.

(4)	Options as to 800 shares vest on October 2 in each of 2020, 2021 and 2022.

(5)	Options as to 2,000 shares vest on February 12 in each of 2020, 2021, 2022 and 2023.

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Company has an employment agreement with each of Richard L. Soloway and Michael Carrieri. The agreement with Mr. Soloway, entered into on June 26, 2003, is for a five-year period, and then year to year unless notice of termination is given at least six months prior to the end of the then applicable term. The Agreement provides for a minimum annual salary to be adjusted for inflation and discretionary annual incentive compensation. Mr. Soloway’s agreement contains non-compete restrictions during his employment and for one year after termination for any reason. The agreement also provides for termination payments to Mr. Soloway upon death, disability, termination by the Company other than for Cause, as defined, termination by Mr. Soloway for Good Reason, as defined, and termination by Mr. Soloway within twelve months of a change in control. In the event of death, the termination payment equals one year’s salary payable over one year plus a bonus calculated on a pro rata basis through the end of the fiscal quarter immediately preceding death. In the event of disability, the Company must pay Mr. Soloway an amount equal to 60% of his annual salary through the term of the agreement plus his bonus on a pro rata basis through the end of the fiscal quarter preceding the sixth month of his disability. In the event the Company terminates Mr. Soloway other than for Cause or if Mr. Soloway terminates for Good Reason, the Company must pay Mr. Soloway, in a lump sum, an amount equal to three times his annual salary plus the bonus paid to him for the year prior to his termination. If during the term there should be a change in control, then Mr. Soloway is entitled to terminate his employment, and the Company is required to pay him, an amount equal to 299% of the average of the prior five calendar years’ total compensation, subject to certain limitations. The Company’s option plans provide for the accelerated vesting of unvested options upon a change in control.

Under such agreement, had Mr. Soloway’s employment terminated on June 30, 2020 on account of (i) death, (ii) disability or (iii) by the Company other than for Cause, or by Mr. Soloway for Good Reason, the Company would have been required to pay him $989,545, $474,027 and $2,968,634, respectively.

Had Mr. Soloway’s employment terminated on June 30, 2020 after a change of control, the Company would have been required to pay him $3,130,752 pursuant to his employment agreement. In addition, assuming a change of control on June 30, 2020, vesting of options to purchase 13,200 shares of Common Stock of the Company would have been accelerated. The value of such accelerated options would have been $62,234 based upon the closing price per share of $23.39 of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2020.

Mr. Carrieri’s agreement, as amended, terminates in August 2022 and provides for an annual salary of $333,798. Mr. Carrieri’s agreement, as amended, provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or for any reason within three months of a change in control of the Company. Had either of such events occurred on June 30, 2020, the Company would have been required to pay him $263,841.

In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or for any reason upon a change of control of the Company. Had Mr. Buchel’s employment been terminated on June 30, 2020 non-voluntarily without cause, the Company would have been required to pay him $342,776 pursuant to such severance agreement.

In the event of a change in control on June 30, 2020, vesting of options to purchase 15,600 and 7,600 shares of Common Stock of the Company would have accelerated for Messrs. Buchel and Carrieri, respectively.  The value of such accelerated options would have been $50,480 and $50,160 for Messrs. Buchel and Carrieri, respectively, based on a closing price of $23.39 per share of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2020.

Each of the agreements with Mr. Carrieri and Mr. Buchel contains non-compete restrictions for three years after the employee’s termination of employment.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table, together with the accompanying footnotes, sets forth information as of October 21, 2020, 2020, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company’s outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock (2)
Richard L. Soloway c/o the Company 333 Bayview Avenue Amityville, NY 11701	6,240,263	34.0%
Kevin S. Buchel	244,115	1.3%
Donna A. Soloway	37,681	*
Andrew J. Wilder	36,468	*
Michael Carrieri	13,034	*
Paul Stephen Beeber	6,950	*
Rick Lazio	1,000	*
Robert A. Ungar	800	*
All named executive officers and directors as a group (10 in number)(3)	4,026,980	35.7%

*       Less than 1%

(1)	This number includes the number of shares that a person has a right to acquire within sixty (60) days (R. Soloway – 7,400, Buchel – 3,600, Carrieri – 7,200, Wilder – 3,750, D. Soloway– 3,750, Beeber – 2,950, Lazio – 1,000 and Ungar – 800).

(2)	Percentages for each person or the group are computed on the basis of 18,347,351 shares of Common Stock outstanding on October 21, 2020, plus the number of shares that such person or group has the right to acquire within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.

(3)	This number of shares includes (i) 6,549,681 shares as to which officers and directors have sole voting and investment power, and (ii) 30,450 shares that officers and directors have the right to acquire within sixty (60) days.

Advisory Vote to Approve Named Executive Officer Compensation and on Frequency of Future Votes on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010 and Section 14A of the Securities and Exchange Commission Act of 1934 (the “Exchange Act”) require that the Company provide its stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of its named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

At the Annual Meeting held on May 21, 2020, stockholders of the Company voted to conduct future advisory votes on executive compensation pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 every three years. Stockholders will have an opportunity to next vote to approve on a non-binding advisory basis the compensation of the Company’s named executive officers at the 2022 Annual Meeting of Stockholders and to vote on a non-binding advisory basis on the frequency of future votes on executive compensation at the 2025 Annual Meeting of Stockholders.

Item 2. Proposal to Ratify the Selection of Independent Registered Public Accountants

Baker Tilly served as the Company’s independent registered public accountants since fiscal 2013. Subject to ratification by our stockholders at the Annual Meeting, it has been selected to serve as our independent registered public accountants for fiscal 2021. Baker Tilly’s predecessor, Holtz Rubenstein Reminick LLP (“HRR”), audited our financial statements from fiscal 2009 to fiscal 2012. A representative of Baker Tilly will be present at the annual meeting, with an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

If the selection of Baker Tilly is not ratified, or if before the next Annual Meeting of Stockholders it declines to act or otherwise becomes incapable of acting, or if its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent registered accountants whose engagement for any period after the next Annual Meeting will be subject to stockholder approval at that meeting.

Principal Accountant Fees

The fees billed for professional services for fiscal years 2020 and 2019 by Baker Tilly Virchow Krause LLP, the Company’s independent registered public accountants, for professional services were as follows:

	Fiscal Year 2020	Fiscal Year 2019
Audit Fees (1)	$322,500	$360,723
Audit Related Fees	--	--
Tax Fees	--	--
All Other Fees (2)	$18,500	$17,500

(1)	Includes audit of financial statements, SAS 100 reviews and consultations for 2020 and 2019, respectively and audit of internal controls for 2020 and 2019.

(2)	Includes services related to the audit of the Company’s employee benefit plan for the plan years ended December 31, 2020 and 2019, respectively.

The Audit Committee has considered whether the provision of the services described above under the headings “All Other Fees” is compatible with maintaining the auditor’s independence and determined that it is. In fiscal years 2020 and 2019, 100% of “All Other Fees” were approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee specifically pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
AND NOMINATION OF DIRECTORS

From time to time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the Annual Meeting following Fiscal Year 2020 (and who wish to have such proposals included in the Company’s Proxy Statement for such Annual Meeting) must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 333 Bayview Avenue, Amityville, New York 11701, not later than September 9, 2021 and no earlier than August 10, 2021. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the Annual Meeting following Fiscal Year 2021 but who do not wish to have such proposal included in the Company’s Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company’s Secretary at the Company’s executive offices not later than September 9, 2021.

Pursuant to the Company’s by-laws, any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company no earlier than August 10, 2021 and no later than September 9, 2021.

EXPENSES OF SOLICITATION

The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies for the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.

Dated: November 2, 2020

By Order of The Board of Directors

Richard L. Soloway, Secretary

Upon the written request of any stockholder of the Company, the Company will provide to such stockholder a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any such request should be directed to Secretary, NAPCO Security Technologies, Inc., 333 Bayview Avenue, Amityville, New York 11701. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing such exhibits may be charged.

All stockholders are urged to fill in, sign and mail the enclosed proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 2020 Annual Report are available at www.napcosecurity.com/2020annualmeeting.pdf

Proxy for the Annual Meeting of Stockholders

of

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue, Amityville, New York 11701

▲FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue

Amityville, New York 11701

The undersigned appoints Richard L. Soloway and Kevin S. Buchel, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of NAPCO Security Technologies, Inc. held of record by the undersigned at the close of business on October 30, 2020 at the Annual Meeting of Stockholders of NAPCO Security Technologies, Inc. to be held on December 8, 2020, or at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Continued, and to be marked, dated and signed on the reverse side

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

NAPCO SECURITY TECHNOLOGIES, INC.	Annual Meeting of Stockholders December 8, 2020 12:00 P.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card In the Envelope Provided

 ▲FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED▲

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.	Please mark your votes like this	☒

1. ELECTION OF DIRECTORS:
(1) Andrew J. Wilder	FOR ☐	WITHHOLD ☐
(2) Robert A. Ungar	FOR ☐	WITHHOLD ☐
2. RATIFICATION OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE COMPANY’S 2021 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	FOR ☐	AGAINST ☐	ABSTAIN ☐	CONTROL NUMBER

Signature________________________ Signature, if held jointly ____________________________Date___________, 2020. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. While signing as attorney, executive, administrator, trustee, guardian or corporate officer, please give title as such.